Exhibit 10.7

                                    GUARANTY


         For value received, Beard Technologies, Inc., an Oklahoma corporation whose address is Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112, guarantees payment of principal and interest of that certain Second Amended and Restated Promissory Note executed on March 22, 2006, but effective for all purposes as of October 7, 2005. This Guaranty supersedes and replaces our previous Guarantees dated September 29, 2005 and February 7, 2006.

Dated:  March 22, 2006                      BEARD TECHNOLOGIES, INC.

                                                  /s/ Herb Mee, Jr.
                                            By______________________________
                                              Herb Mee, Jr., Vice President